EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

William C. Owens as Chief Executive Officer and President of Owens Financial Group, Inc., the General Partner of Owens Mortgage Investment Fund, a California Limited Partnership (the “Registrant”), and Bryan H. Draper, as Chief Financial Officer and Secretary of Owens Financial Group, Inc., hereby certify, pursuant to 18 U.S.C. § 1350, that:

(1)      the Registrant’s Report on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the applicable requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant at the dates and for the periods indicated.

/s/ William C. Owens

William C. Owens

Chief Executive Officer and President of Owens Financial Group, Inc., General Partner

November 14, 2006

/s/ Bryan H. Draper

Bryan H. Draper

Chief Financial Officer and Secretary of Owens Financial Group, Inc., General Partner

November 14, 2006